Exhibit 10.1

RAYONIER

ANNUAL CORPORATE BONUS PROGRAM

(as amended and restated December 6, 2007)

Rayonier

Annual Corporate Bonus Program

1.	Purpose

This Rayonier Annual Corporate Bonus Program (“Bonus Program”) is the vehicle through which the Compensation and Management Development Committee (the “Committee”) of the Rayonier Board of Directors will make awards to key personnel that have an impact on the Company’s achievement of annual or other short-term Performance Objectives.

The Bonus Program is effective for Performance Periods designated by the Committee until such time as the Bonus Program is modified or terminated.

2.	Definitions

For purposes of the Bonus Program, the following terms have the indicated definitions. Terms not defined here have the same meaning as under the 2004 Incentive Stock and Management Bonus Plan (the “Plan”).

(a)	“Available Bonus Pool” means with respect to any Performance Period, the sum of the Preliminary Bonus Awards for all Designated Employees excluding Covered Executives; provided that, such sum shall not exceed the amount specified in Section 4(o).

(b)	“Bonus Award” means the bonus payable in respect of a specified Performance Period to a Designated Employee determined in accordance with Section 4, and which in the case of a Covered Executive is such individual’s “Bonus Award” for purposes of Section 9 of the Plan.

(c)	“Bonus Program” means this Rayonier Annual Corporate Bonus Program, as it may be modified from time to time by the Committee.

(d)	“Business Unit Performance Factor” or “BUPF” has the meaning set forth in Section 6.

(e)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the applicable regulations thereunder.

(f)	“Corporate Performance Factor” or “CPF” has the meaning set forth in Section 5.

(g)	“Covered Executive” has the same meaning as a “Participant” under Section 9 of the Plan, but shall include only each Designated Employee whose compensation is required to be reported to shareholders in the Company’s proxy statement in respect of any year to the extent that the deduction for amounts payable to such Executive hereunder in respect of such year are subject to the rules of Section 162(m) of the Code.

(h)	“Designated Employees” means with respect to any applicable Performance Period, the Covered Executives and other employees designated by Salary Grade 15 or higher, or otherwise, by the Committee prior to the end of the first quarter of the Performance Period.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Preliminary Bonus Award” means:

(i)	for Designated Employees other than Covered Executives, the product of multiplying (a) the employee’s Target Award times (b) the sum of (x) the Corporate Payout Level calculated in accordance with Exhibit A and (y) if applicable, the Business Unit Payout Level(s) calculated in accordance with Exhibit B, in each case first multiplied by the applicable weighting percentage as determined by the Committee; and

(ii)	for Covered Executives, an amount equal to 200% of the executive’s Target Award unless both the Corporate Payout Level and, if applicable, the Business Unit Payout Level(s) are 0%, in which case the Preliminary Bonus Award will be zero.

(k)	“Performance Period” means the Company’s fiscal year or any other period designated by the Committee with respect to which Bonus Awards are granted.

(l)	“Performance Bonus Award” has the meaning set forth in the Plan and is the Bonus Award determined in accordance with this Bonus Program and the Plan.

(m)	“Plan” means the Rayonier 2004 Incentive Stock and Management Bonus Plan, pursuant to which this Bonus Program as it applies to Covered Executives is adopted, or any successor thereto.

(n)	“Target Award” means with respect to a Designated Employee, the amount expressed as a percent of the Designated Employee’s Performance Period end base salary.

3.	Administration

The Committee shall administer the Bonus Program for all Designated Employees, including in accordance with the Plan, with respect to Covered Executives.

Before payment of any Bonus Award is made to a Covered Executive under this Bonus Program, the Committee shall have complied with the provisions of Section 4.

4.	Procedures for Establishing and Determining Performance Bonus Awards

(o)	Maximum Bonus Awards for a Performance Period. The aggregate amount payable as Bonus Awards for any Performance Period for all Designated Employees shall not exceed 200% of the sum of the Target Bonus Awards for all Executives.

(p)	Setting Performance Goals, Performance Objectives and Target Awards. Not later than the end of the first quarter of each Performance Period (or by such earlier time as may be required in the future by the applicable provisions of the Code in the case of Covered Executives), the Committee shall:

(i)	Determine the class of Designated Employees who will participate in the Bonus Program for the particular Performance Period;

(ii)	Determine the parameters of the Corporate Performance Factor to be applied for the Performance Period in accordance with Section 5(s) and substantially in the form set forth on Exhibit A;

(iii)	Determine the parameters of the Business Unit Performance Factors to be applied for the Performance Period in accordance with Section 6(u) and substantially in the form set forth on Exhibit B;

(iv)	Establish the Target Award for the Performance Period for the class of Designated Employees covered by the Bonus Program, including for each Covered Executive, by reference to a percent of base salary by Salary Grade at the end of the performance period as set forth on Exhibit C; and

(v)	The weightings to be given CPF and one or more BUPFs for each Designated Employee.

(q)	Calculation of Performance Bonus Awards. In the case of Designated Employees who are not Covered Executives, individual Performance Bonus Awards are determined based upon the Designated Employee’s Preliminary Bonus Award, adjusted up to +/-30% based upon the Designated Employee’s performance against identified individual objectives established for each Designated Employee; provided that, the sum of all Performance Bonus Awards for Designated Employees who are not Covered Executives cannot exceed the Available Bonus Pool. Covered Executive Performance Bonus Awards are calculated pursuant to (r) (ii) of this Section 4.

(r)	Certification of CPF and BUPFs and Finalization of Bonus Awards. At the end of each Performance Period, the Committee shall:

(i)	Review the calculation of the Available Bonus Pool and the Preliminary Bonus Award for Designated Employees covered by the Bonus Program, with specific review of the Preliminary Bonus Awards for the Covered Executives, including the Chief Executive Officer, and for such other Designated Employees identified by the Committee, which may include the direct reports to the Chief Executive Officer whether or not they are Covered Executives;

(ii)	With respect to each Covered Executives, determine the reductions if any to the Covered Executives’ Preliminary Bonus Awards based upon the Committee’s review of each Covered Executive’s performance in terms of the CPF and BUPF(s), if applicable, and performance against identified individual objectives established for each Covered Executive; with such determination in the sole negative discretion of the Committee;

(iii)	Establish the form of payment and the payment date for Bonus Awards for the Performance Period for Covered Executives as provided in Section 7; and

(iv)	Prior to the payment of a Bonus Award to any Covered Executive, certify by Committee resolution or otherwise in writing, in accordance with the requirements of Section 162(m) of the Code and Section 9(e) of the Plan, whether the material terms for paying such Bonus Award in respect of the Performance Period have been achieved or met.

5.	Corporate Performance Factor

(s)

Criteria for Establishing the CPF. The “Corporate Performance Factor” shall consist of those Performance Goals permitted under Section 9 of the Plan that are selected by the Committee for the specified Performance Period, and weighted as designated by the Committee for such Performance Period so as to reflect Performance Objectives under the Plan. Such selection and weighting in determining the Corporate Performance Factor may be changed from time to time by the Committee consistent with the provisions of Section 9 of the Plan in respect of Covered Executives, provided that with respect to a particular Performance Period, the Corporate Performance Factor shall be established generally prior to the commencement of such Performance Period and in all events not later than the end of the first quarter of any Performance Period.

(t)	Initial CPF Performance Goals and Parameters. The Corporate Performance Factor shall be computed as specified in Exhibit A hereto until changed by the Committee as provided in Section 5(s), with such adjustments to reported earnings for accounting rule changes, special non-recurring items, discontinued operations, and similar adjustments as are approved by the Committee made so as to provide consistent measurements of continuing corporate performance.

6.	Business Unit Performance Factors

(u)	Criteria for Establishing and Calculating Business Unit Performance Factors. A Business Unit Performance Factor shall be calculated for on each individual business based on the unit’s performance against those Performance Goals permitted under Section 9 of the Plan that are selected by the Committee for the specified Performance Period, and weighted as designated by the Committee for such Performance Period so as to reflect Performance Objectives under the Plan. Such selection and weighting in determining the Business Unit Performance Factor may be changed from time to time by the Committee consistent with the provisions of Section 9 of the Plan in respect of Covered Executives, provided that with respect to a particular Performance Period, the Business Unit Performance Factor shall be established generally prior to the commencement of such Performance Period and in all events not later than the end of the first quarter of any Performance Period.

(v)	Initial BUPF Performance Goals and Parameters. The Business Unit Performance Factors shall be computed as specified in Exhibit B hereto until changed by the Committee as provided in Section 6(u), with such adjustments to reported earnings for accounting rule changes, special non-recurring items, discontinued operations, and similar adjustments as are approved by the Committee made so as to provide consistent measurements of continuing corporate performance.

7.	Payment of Bonus Awards

(w)	Entitlement to Payments Generally. Subject to Sections 4(r)(iii) and (iv) for Covered Executives, Bonus Awards for a Performance Period shall be paid at such time as designated by the Committee following the closing of the Performance Period and its determination of the final Bonus Awards as provided in Section 4(r), to Designated Employees who are employed by the Company on the payment date or whose employment terminated as a result of death, disability or normal retirement following the end of the applicable Performance Period. The Chief Executive Officer shall determine if a pro-rated Bonus Award shall be paid to any Designated Employee, other than a Covered Executive, whose employment terminated as a result of death, disability or normal retirement during the applicable Performance Period. Except as provided in the previous sentence, the Committee shall determine in its sole discretion if a Bonus Award shall be paid to any Designated Employee who is not employed by the Company on the payment date.

(x)	Employment After Commencing of a Performance Period. Subject to such modifications as may be approved by the Committee, Designated Employees who commence employment after the start of a Performance Period may be granted a Bonus Award determined pro-rata for the term of such employee’s employment during the Performance Period. To the extent a new Designated Employee may become entitled to a Bonus Award hereunder, a Target Bonus Award shall be computed for such Designated Employee to reflect such pro-rata participation and the Available Bonus Pool shall be adjusted to reflect such Target Bonus.

(y)	Form of Payment. Bonus Awards shall be paid in cash, except that Bonus Awards that are Performance Bonus Awards for Covered Executives may be paid in cash, stock, other stock-based or stock-denominated units or any combination thereof as determined by the Committee. Stock or stock-based awards may be granted under the terms and conditions of the Plan applicable to stock awards under the Plan and in compliance with the applicable rules of the Exchange Act.

(z)	Timing of Payments. Before payment of any Bonus Award is made to a Covered Executive under this Bonus Program, the Committee shall have complied with the provisions of Section 4. It is anticipated that for Designated Employees other than Covered Executives, if authorized by the Committee, payments of Bonus Awards can be based on preliminary data available in the last month of the Performance Period and made shortly after the end of the Performance Period, subject to confirmation following the close of the Performance Period by report to the Committee at its next regularly scheduled meeting following such payments indicating that payment was made in compliance with the terms of the Bonus Program. The time of payment shall be as determined by the Committee, though it is anticipated that payment shall be made so as not to have any payments under this program subject to the provisions of Section 409A of the Code.

8.	Termination and Amendment

Subject to the provisions of the Plan, the Committee may terminate or amend the Bonus Program at any time.

9.	Other Provisions

(aa)	No Designated Employee shall have any claim or right to be granted a Bonus Award under the Bonus Program until such Bonus Award is actually made. Neither the existence of this Bonus Program, nor any action taken hereunder, shall be construed as giving any Designated Employee any right to be retained in the employ of the Company or in any way interfere with or limit the right of the Company to terminate any Designated Employee’s employment at any time. Nothing contained in this Bonus Program shall limit the ability of the Company to make payments or awards to Designated Employees under any other plan, agreement or arrangement in effect at time the Bonus Program is established or upon a subsequent date.

(bb)	No employee shall, at any time, have a right to become a Designated Employee in the Bonus Program for any Performance Period, for any reason, including notwithstanding the individual’s having previously participated in the Bonus Program.

(cc)	The Company shall have the right to deduct from a Bonus Award or from any other amounts due the Designated Employee from the Company, any taxes or other amounts required or permitted to be withheld by law.

(dd)	No Designated Employee or any other party claiming an interest in amounts earned under the Bonus Program shall have any interest whatsoever in any specific asset of the Company. To the extent that any person or entity acquires a right to receive payments under the Bonus Program, such rights shall be that of an unsecured general creditor of the Company.

(ee)	All questions pertaining to the construction, regulation, validity and effect of the provisions of the Bonus Program shall be determined in the sole discretion of the Committee pursuant to the Plan.

(ff)	With the exception of payments made following the death of a Designated Employee, the rights and benefits of a Designated Employee hereunder are personal to the Designated Employee and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(gg)	Bonus Awards under this Bonus Program shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(hh)	If any provision of this Bonus Program would cause a Performance Bonus Award not to constitute “qualified performance-based compensation” under Section 162(m) with respect to a Covered Executive, that provision shall be severed from, and shall be deemed not to be a part of, the Bonus Program, in respect of such Covered Executive but the other provisions hereof shall remain in full force and effect.

(ii)	In the event that changes are made to Section 162(m) to permit greater flexibility under the Bonus Program, the Committee may make any adjustments it deems appropriate.

10.	Adoption Date

This Bonus Program was first adopted by the Committee on December 9, 2004 with application for Performance Periods commencing January 1, 2005, and amended and restated as herein provided on December 6, 2007, with application for Performance Periods commencing January 1, 2008.

Exhibit A

RAYONIER

ANNUAL CORPORATE BONUS PROGRAM

METHODOLOGY FOR COMPUTING THE

CORPORATE PERFORMANCE FACTOR

FOR THE 2008 PERFORMANCE PERIOD

2008 Performance Goals		Weighting
Financial Measures		80%

Net Income vs. Budget (weighted 50%)	NI divided by Budget NI

CAD vs. Budget (weighted 50%)	CAD divided by Budget CAD Apply formula separately for actual cumulative CAD vs. budget for each quarter ending 3/31, 6/30, 9/30 and 12/31 within the Performance Period.
Strategic Measures (as reviewed and approved by the Committee)		20%

Computation of the Corporate Payout Factor:

•	Apply the Performance Goal calculation formula for Net Income and CAD as specified above.

•	Multiply the results by the weighting for each financial measure and sum the results to determine the financial measures factor.

•	Using the factor, determine the financial measures payout using the table below, interpolating values between the threshold, target and maximum levels.

	Threshold	Target	Maximum
Factor	85%	100%	120%
Financial Payout	20%	100%	200%

•	Multiply the financial payout by the financial measures weighting to determine the financial payout percentage.

•

Once the Committee has determined the strategic measures payout levels ranging from 0% to 40%, add the strategic payout percentage results to the financial payout percentage results to determine the CPF. Note: The strategic payout for Corporate employees will be the average strategic payout results for Performance Fibers, Real Estate and Forest Resources.

Exhibit B

RAYONIER

ANNUAL CORPORATE BONUS PROGRAM

METHODOLOGY FOR COMPUTING THE

BUSINESS UNIT PERFORMANCE FACTOR

FOR THE 2008 PERFORMANCE PERIOD

2008 Performance Goals		Weighting
Financial Measures		80%

Operating Income vs. Budget (weighted 50%)	OI divided by Budget OI

Business Unit CAD vs. Budget (weighted 50%)	BU CAD divided by Budget BU CAD Apply formula separately for actual cumulative BU CAD vs. budget for each quarter ending 3/31, 6/30, 9/30 and 12/31 within the Performance Period.
Strategic Measures (as reviewed and approved by the Committee)(1)		20%

(1)	Strategic measures do not apply to non-core Business Unit Executives; therefore, the financial metric weighting will be adjusted accordingly.

Computation of the Business Unit Payout Factor:

•	Apply the Performance Goal calculation formula for Net Income and CAD as specified above.

•	Multiply the results by the weighting for each financial measure and sum the results to determine the financial measures factor.

•	Using the factor, determine the financial measures payout using the table below, interpolating values between the threshold, target and maximum levels.

	Threshold	Target	Maximum
Factor	85%	100%	120%
Financial Payout	20%	100%	200%

•	Multiply the financial payout by the financial measures weighting to determine the financial payout percentage.

•

Once the Committee has determined the strategic measures payout level ranging from 0% to 40%, add the strategic payout percentage results to the financial payout percentage results to determine the BUPF.

Exhibit C

RAYONIER

ANNUAL CORPORATE BONUS PROGRAM

TARGET BONUS FOR RAYONIER DESIGNATED EMPLOYEES

AS A PERCENT OF BASE SALARY*

Salary Grade	Bonus Target %
32	100
31	93
30	87
29	80
28	69
27	65
26	61
25	54
24	51
23	43
22	40
21	38
20	30
19	27
18	20
17	17
16	13
15	10

*	Year-end Base Salary or Performance Period ending base salary as may be applicable.